Exhibit 99.1


PRESS RELEASE

SEACOR ANNOUNCES AMENDMENT TO 2007 SHARE INCENTIVE PLAN; SUPPLEMENT TO DEFINITIVE PROXY STATEMENT TO STOCKHOLDERS BEING MAILED


Fort Lauderdale, FL
May 10, 2007


FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced today that its Board of Directors has amended its 2007 Share Incentive Plan to reduce the maximum number of shares of common stock that may be delivered to participants under the plan, subject to certain adjustments, from an aggregate of 1,750,000 shares to an aggregate of 1,000,000 shares. The plan is the subject of a proposal contained in SEACOR's definitive proxy statement relating to its 2007 Annual Meeting of Stockholders to be held on May 17, 2007. A supplement to SEACOR's definitive proxy statement is being mailed to stockholders relating to the amendment to the plan.

If you want to change your vote, or have any questions or require voting assistance, please contact D.F. King & Co., Inc., which is assisting the Board of Directors:

                              D.F. King & Co., Inc.
                                 48 Wall Street
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                    All others call Toll Free: (800) 967-7635



SEACOR is a global provider of marine support and transportation service, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

For additional information, contact:

Timothy McKeand
Vice President
(954) 627-6380

Visit SEACOR's website at www.seacorholdings.com.